Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 24, 2026, relating to the consolidated financial statements of Imricor Medical Systems, Inc. (the Company) appearing in the Company’s Registration Statement Amendment No. 2 to Form 10 as filed with the Securities and Exchange Commission on May 15, 2026.

/s/ BDO USA, P.C.

Minneapolis, Minnesota

June 25, 2026